Exhibit 10.2

THIRD AMENDMENT, dated as of March 27, 2012 (the “Third Amendment”), to the RECEIVABLES PURCHASE AGREEMENT, dated as of March 31, 2011, as amended by the First Amendment, dated as of June 30, 2011 and the Second Amendment, dated as of December 28, 2011 (prior to the effective date of the Third Amendment, the “Original Agreement”; as amended by the Third Amendment and as further amended, supplemented or modified from time to time, the “Agreement”), among (i) WORLD FUEL SERVICES, INC., a Texas corporation, WORLD FUEL SERVICES EUROPE, LTD., a company organized under the laws of England and Wales (together with its successors and assigns, “WFSE”), WORLD FUEL SERVICES (SINGAPORE) PTE LTD, a company organized under the laws of Singapore (together with its successors and assigns, “WFSS”), WORLD FUEL SERVICES TRADING DMCC, a company organized under rules and regulations of the Dubai Multi Commodities Center and the laws of Dubai (together with its successors and assigns, “WFST”), and WORLD FUEL SERVICES AVIATION LIMITED a private limited liability company organized under the laws of England and Wales (together with its successors and assigns “WFSA”; WFSI, WFSE, WFSS, WFST and WFSA, together with its and their successors and assigns, each individually, “Seller”, and also collectively, as applicable, “Seller”), (ii) WORLD FUEL SERVICES CORPORATION, a Florida corporation (together with its successors and assigns, “Parent”), and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, a U.S. national banking association (together with its successors and permitted assigns, “Wells”).  Terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

Seller and Wells wish to add two DLA Contracts to the receivables program under the Agreement.

Accordingly, the parties to the Third Amendment hereby agree to amend the Original Agreement as follows.

1.             Amendments.

(a)           Section 1 of the Original Agreement is hereby amended by (i) deleting the defined term “DLA Contracts” in its entirety, and (ii) substituting therefor the following new defined term:

“DLA Contracts” shall mean each of the following Contracts:  (i) Contract SP0600-09-D-1012 between the DLA and WFSS, (ii) Contract SP0600-10-D-0051 between DLA and WFST, (iii) Contract SP0600-11-D-1013 between the DLA and WFSS, and (iv) Contract SP0600-12-D-1002 between the DLA and WFSE, including any written modifications, supplements, amendments, substitutions or replacements thereof.

(b)           Section 1.18(d) (the defined term “Eligible Receivable”) of the Original Agreement is hereby amended by adding the following new phrase at the end of subclause (d) thereof:

“with regard to the DLA Contracts, risk of loss has passed to DLA for the goods and services reflected by the invoice of such Receivable, and payment on such Receivable has become an obligation subject to the full, faith and credit of the United States Government;”

(c)           Exhibit A of the Original Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) substituting therefor Exhibit A attached hereto.

2.             Conditions Precedent.  The Third Amendment shall become effective on the date and time that Wells shall have received the agreements, documents, instruments and payments set forth on Exhibit D-3 hereto, each in form, substance and date reasonably satisfactory to Wells.

3.             Confirmation of Parent Guaranty.  By its execution of the Third Amendment, Parent hereby consents and acknowledges the additional terms set forth in the Third Amendment, and further acknowledges the continuing validity of the Parent Guaranty and reaffirms all of the terms and obligations contained in the Parent Guaranty, which shall remain in full force and effect for all obligations of Seller now or hereafter owing to Wells and acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the Parent Guaranty or with respect to the obligations of the undersigned thereunder, except those specifically set forth herein.  Parent further acknowledges and agrees that neither further notice to, nor consent of, Parent with respect to the modifications effected by the Third Amendment is required under the terms of the Parent Guaranty.

4.             Governing Law; Consent to Jurisdiction.  The Third Amendment, and the Agreement as so amended by the Third Amendment, shall be interpreted in accordance with and governed by the laws of the State of New York without giving effect to conflicts of law principles that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Each party hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of New York in New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under or in connection with the Third Amendment.

5.             Costs and Expenses. Seller agrees to reimburse Wells for all reasonable costs and expenses, including attorneys’ fees and expenses and Wells’ due diligence expenses, in connection with the preparation, negotiation and documentation of the Third Amendment. Seller also agrees to pay, on demand, all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Third Amendment, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

6.             Execution in Counterparts.  The Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the Third Amendment by PDF copy, telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of the Third Amendment.  Any party delivering an executed counterpart of the Third Amendment by PDF copy, telefacsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of the Third Amendment or the Agreement as so amended by the Third Amendment.

IN WITNESS WHEREOF each Seller, Wells and Parent have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Barbara Van Meerten
Name: Barbara Van Meerten
Title: Director

WORLD FUEL SERVICES, INC.,
as a Seller

By:	/s/ Adrienne B. Urban
Name: Adrienne B. Urban
Title: Vice President, Treasurer

WORLD FUEL SERVICES EUROPE, LTD.,
as a Seller

By:	/s/ Adrienne B. Urban
Name: Adrienne B. Urban
Title: Director

WORLD FUEL SERVICES (SINGAPORE) PTE LTD,
as a Seller

By:	/s/ Francis Lee
Name: Francis Lee
Title: Managing Director

WORLD FUEL SERVICES TRADING DMCC,
as a Seller

By:	/s/ Timothy R. Bingham
Name: Timothy R. Bingham
Title: Director and General Manager

WORLD FUEL SERVICES AVIATION LIMITED,
as a Seller

By:	/s/ Anthony Key
Name: Anthony Key
Title: Director

WORLD FUEL SERVICES CORPORATION,
as Parent

By:	/s/ Adrienne B. Urban
Name: Adrienne B. Urban
Title: Vice President, Treasurer

Exhibits A-D-3 have been intentionally omitted.